Exhibit 99.1

| 1 DRAFTKINGS INVESTOR DAY MARCH 2022

| 2 Legal disclaimer No Offer or Solicitation This presentation does not constitute a solicitation of a proxy, consent or authorization with respect to any securities of DraftKings Inc . (“DraftKings”, “the Company”, “we” or “us”) . This presentation also does not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offering of securities will be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended, or an exemption therefrom . Industry and Share Data This presentation includes information and statistics regarding market participants in the sectors in which DraftKings competes and other industry data which was obtained from third - party sources, including reports by market research firms and company filings . Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but we will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . Use of Non - GAAP Financial Measures This presentation includes non - GAAP financial measures, including EBITDA and Adjusted EBITDA . We believe that these non - GAAP measures are useful to investors for two principal reasons . First, we believe these measures may assist investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance . Second, these measures are used by DraftKings’ management to assess its performance and may (subject to the limitations described below) enable investors to compare the performance of the Company to its competition . We believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends . These non - GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP . Other companies may calculate these non - GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies . Projected Financial Information This presentation contains financial forecasts, which were prepared in good faith by DraftKings on a basis believed to be reasonable . Such financial forecasts have not been prepared in conformity with generally accepted accounting principles (“GAAP”) . DraftKings’ independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, they have not expressed an opinion nor provided any other form of assurance with respect thereto for the purpose of this presentation . These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results . Certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Projections are inherently uncertain due to a number of factors outside of DraftKings’ control . Accordingly, there can be no assurance that the prospective results are indicative of the future performance of DraftKings or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved .

| 3 Legal disclaimer (continued) Forward - Looking Statements and Non - GAAP Financial Measures This presentation, and the accompanying oral presentation, contain forward - looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 , as amended, and the Private Securities Litigation Reform Act of 1995 , about us and our industry that involve substantial risks and uncertainties . All statements other than statements of historical facts contained in this presentation, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, and the impact of the COVID - 19 pandemic on our business and the economy as a whole, are forward - looking statements . In some cases, you can identify forward - looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “propose”, “should,” “target,” “will,” or “would” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook . We caution you that the foregoing may not include all of the forward - looking statements made in this presentation . You should not rely on forward - looking statements as predictions of future events . We have based the forward - looking statements contained in this presentation on our current expectations and projections about future events and trends, including the ongoing COVID - 19 pandemic, that we believe may affect our business, financial condition, results of operations, and prospects . These forward - looking statements are subject to risks, uncertainties, and other factors, including those described in our filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www . sec . gov . In addition, the forward - looking statements in this presentation relate only to events as of the date on which the statements are made and are based on information available to us as of the date of this presentation . We undertake no obligation to update any forward - looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, including future developments related to the COVID - 19 pandemic, except as required by law . We may not actually achieve the plans, intentions, or expectations disclosed in our forward - looking statements, and you should not place undue reliance on our forward - looking statements . Our forward - looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions or investments .

| 4 Investor Day Takeaways TAM larger than we thought for both OSB and iGaming; increasing total North America estimate from $67B to $80B 1 Top 3 operators in U.S. OSB industry account for 80%+ of GGR; DKNG GGR share 25% and 19% for OSB and iGaming, respectively 2 Investment in product features will drive continued industry leadership 3 Customer and state profit results are very strong; 5 states contribution profit positive in FY 2021 and 10 states anticipated to be contribution profit positive in FY 2022 4 Increasing long - term Adjusted EBITDA outlook to $2.1B 5 New verticals off to strong initial start and expect to be contribution profit positive in FY 2022, validating our thesis of LTV/CAC flywheel 6

| 5 TAM AND LEGALIZATION

NJ's OSB gross revenue per adult – assuming no growth going forward – implies a U.S. OSB TAM of $28B or $26B if we adjust for the state's relative GDP

Estimated U.S. Online Sports Betting Gross Revenue
($ in millions)



NJ OSB Launched in August 2018
$54
$244
$360
$740
+47%
+106%
NJ 2018
NJ 2019
NJ 2020
NJ 2021



$28B
$26B
Implied U.S. TAM (Population Method)(1)
Implied U.S. TAM (GDP Method)(2)



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- NJ OSB was $0.7B industry in 2021 and **grew at a 74% CAGR** from 2019 through 2021
- Assuming 0% growth from 2021 to 2023, a mature NJ implies **$28B** in Gross Revenue at 100% legalization ($107 Gross Revenue per adult)
- Adjusting for GDP per adult of NJ vs. that of the U.S., the U.S. opportunity is **$26B** in Gross Revenue at 100% legalization ($98 Gross Revenue per adult)

Source: NJ Department of Gaming Enforcement; U.S. Census Bureau; U.S. Bureau of Economic Analysis
Note: U.S. adult population is estimated to be 265 million in 2023. Per U.S. Census Bureau, the U.S. adult population is projected to be 259 million and 279 million in 2020 and 2030, respectively. We estimate the 2023 figure by assuming the U.S. adult population grows on a straight-line basis from 2020 to 2030. All U.S. TAMs are calculated using this 2023E population figure.
(1) Population method applies 2023E OSB gross revenue per adult for NJ ($107) to the 2023E U.S. adult population.
(2) GDP method adjusts the TAM extrapolations for NJ's GDP per adult relative to the U.S.'s GDP per adult.

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NJ is an appropriate extrapolation point given its gross revenue per adult compared to other states

OSB Gross Revenue Per Adult – First Consecutive September to December
(Four Months of Gross Revenue Per Adult)


$7.27
$3.26
$12.00
$5.90
$12.30
$13.85
$12.16
$11.43
$20.75
$17.45
$21.12
Non-NJ Gross Revenue / Adult = $13.02
NJ Gross Revenue / Adult = $7.27

	NJ	WV	IN	PA	NH	IA[3]	CO	IL	TN	MI	VA
Gross Revenue / Adult as % of NJ	100%	45%	165%	81%	169%	190%	167%	157%	285%	240%	290%
NJ Adj. Gross Revenue / Adult[1]	$7.27	$5.10	$15.11	$6.67	$13.72	$15.98	$12.41	$11.78	$27.24	$23.59	$23.40
Adj. Gross Revenue / Adult as % of NJ	100%	70%	208%	92%	189%	220%	171%	162%	374%	324%	322%

- We benchmarked Gross Revenue per adult for the first September through December for the 10 states in which DraftKings' brand had launched prior to September 2021
- Used September to December to control for seasonality of sports calendars and different launch dates
- Eight of the ten states were larger than NJ on a Gross Revenue per Adult basis during this period, each by more than 50%
- AZ, which launched in September 2021, outperformed NJ in its first full October and November by 351% on a Gross Revenue per Adult basis[2]

Source: State Gaming Data; U.S. Census Bureau; U.S. Bureau of Economic Analysis
Note: Slight discrepancies compared to 2021 Investor Day disclosures are due to reliance upon more recent Census Bureau and U.S. Bureau of Economic Analysis data.
(1) Adjusted Gross Revenue / Adult for GDP per adult in each state relative to that of NJ.
(2) AZ Gross Revenue / adult for October and November 2021 combined was $15.13, while NJ gross revenue / adult for October and November 2018 was $3.35.
(3) Iowa's results reflect September to December 2021 due to the fact mobile registration began in the state in January 2021. Gross Revenue / Adult for September to December 2019 was $3.38, or $3.90 adjusted for relative GDP per adult.

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NJ's iGaming gross revenue per adult – assuming no growth going forward – implies a U.S. iGaming TAM of $52B or $48B if we adjust for the state's relative GDP

Estimated U.S. iGaming Gross Revenue
($ in millions)



$123
$149
$197
$246
$299
$483
$970
$1,367
+25% CAGR
+80% CAGR
+41%
DKNG launched NJ iGaming in late December 2018
NJ 2014
NJ 2015
NJ 2016
NJ 2017
NJ 2018
NJ 2019
NJ 2020
NJ 2021
$52B
$48B
Implied U.S. TAM (Population Method)(1)
Implied U.S. TAM (GDP Method)(2)



THE CASINO FLOOR IS ALL YOURS.



DRAFTKINGS
ROULETTE
MARCH MANIA

- NJ iGaming was $1.4B industry in 2021; **growth accelerated** following the introduction of OSB in August 2018
- Assuming 0% growth from 2021 to 2023, a mature NJ implies **$52B** in Gross Revenue at 100% legalization ($197 Gross Revenue per adult)
- Adjusting for GDP per adult of NJ vs. that of the U.S., the U.S. opportunity is **$48B** in Gross Revenue at 100% legalization ($180 Gross Revenue per adult)

Source: NJ Department of Gaming Enforcement; U.S. Census Bureau; U.S. Bureau of Economic Analysis
Note: U.S. adult population is estimated to be 265 million in 2023. Per U.S. Census Bureau, the U.S. adult population is projected to be 259 million and 279 million in 2020 and 2030, respectively. We estimate the 2023 figure by assuming the U.S. adult population grows on a straight-line basis from 2020 to 2030. All U.S. TAMs are calculated using this 2023E population figure.
(1) Population method applies NJ 2023E Gross Revenue per adult of $197 for iGaming to the 2023E U.S. population.
(2) GDP method adjusts the TAM extrapolations for NJ's GDP per adult relative to the U.S.'s GDP per adult.

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Extrapolating from NJ is likely conservative given PA and MI's iGaming performance

iGaming Gross Revenue Per Adult – 2021 State Performance Benchmarked to NJ in 2019
(Twelve Months of Gross Revenue Per Adult)[1]



$142.10
$131.88
Non-NJ Gross Revenue / Adult = $105.51
NJ Gross Revenue / Adult = $69.52
$69.52
$42.55
NJ 2019
(6th Full Year of iGaming)
WV 2021
(1st Full Year of iGaming)
PA 2021
(2nd Full Year of iGaming)(2)
MI 2021
(Partial Year of iGaming)

	NJ 2019	WV 2021	PA 2021	MI 2021
Gross Revenue / Adult as % of NJ	100%	61%	190%	204%
NJ Adj. Gross Revenue / Adult	$69.52	$66.50	$149.12	$192.09
Adj. Gross Revenue / Adult as % of NJ	100%	96%	215%	276%

- We benchmarked Gross Revenue per adult in 2021 to the first calendar year in NJ after both OSB and iGaming launched (2019)
- Methodology sets a conservatively high benchmark with NJ 2019, considering the state launched iGaming (but not OSB) in November 2013
- Michigan outperformed NJ on a Gross Revenue per adult basis by 104%, or 176% when adjusting for GDP per adult
- Pennsylvania outperformed NJ on a Gross Revenue per adult basis by 90%, or 115% when adjusting for GDP per adult

Source: State Gaming Data; U.S. Census Bureau; U.S. Bureau of Economic Analysis
(1) Michigan Gross Revenue per adult is calculated based on less than 12 full months of data because the state launched in January 2021.
(2) Pennsylvania Gross Revenue is calculated based on Eilers & Krejcik estimates, considering the state reports revenue after promotions.

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OSB is legal in states representing 44% of the U.S. population; iGaming at 13%

Indicates states in which DraftKings is currently live, representing 36% of the U.S. population for OSB and 11% for iGaming

	State	% of U.S. Population	Legalized Sports Betting[1]	Legalized OSB[2]	Legalized & Live OSB[3]	Legalized iGaming[4]
1	New Jersey	3%	✓	✓	✓	✓
2	West Virginia	1%	✓	✓	✓	✓
3	Indiana	2%	✓	✓	✓	-
4	Oregon	1%	✓	✓	✓	-
5	Pennsylvania	4%	✓	✓	✓	✓
6	New Hampshire	0%	✓	✓	✓	-
7	Iowa	1%	✓	✓	✓	-
8	Colorado	2%	✓	✓	✓	-
9	Illinois	4%	✓	✓	✓	-
10	Tennessee	2%	✓	✓	✓	-
11	Michigan	3%	✓	✓	✓	✓
12	Virginia	3%	✓	✓	✓	-
13	Wyoming	0%	✓	✓	✓	-
14	Arizona	2%	✓	✓	✓	-
15	Connecticut	1%	✓	✓	✓	✓
16	New York	6%	✓	✓	✓	-
17	Louisiana	1%	✓	✓	✓	-
18	Nevada	1%	✓	✓	✓	✓
19	Rhode Island	0%	✓	✓	✓	-
20	Washington, DC	0%	✓	✓	✓	-
21	Maryland	2%	✓	✓	-	-
22	Ohio	4%	✓	✓	-	-
23	Puerto Rico	1%	✓	✓	-	-
24	Delaware	0%	✓	-	-	✓
25	Mississippi	1%	✓	-	-	-
26	New Mexico[5]	1%	✓	-	-	-
27	Montana	0%	✓	-	-	-
28	Arkansas	1%	✓	-	-	-
29	North Carolina	3%	✓	-	-	-
30	Washington[5]	2%	✓	-	-	-
31	South Dakota	0%	✓	-	-	-
32	Nebraska	1%	✓	-	-	-
33	Wisconsin[5]	2%	✓	-	-	-
34	North Dakota[5]	0%	✓	-	-	-
	% of U.S. Population		55%	44%	38%	13%

- Following the repeal of the Professional and Amateur Sports Protection Act (PASPA) in May 2018, **34** states, representing approximately **55%** of the U.S. population, have legalized **sports betting** in some form (retail, mobile, or both)
- **23** states have legalized online sports betting, representing approximately **44%** of the U.S. population
- **20** states are live with online sports betting, representing **38%** of the U.S. population (3 states representing 6% of the population are legal-pending-launch)
- DraftKings is live in **17** states with online sports betting, representing approximately **36%** of the U.S. population
- **7** states, representing approximately **13%** of the U.S. population have legalized some form of **iGaming**
- DraftKings is live in **5** states with iGaming, representing approximately **11%** of the U.S. population

Source: U.S. Census Bureau
Note: States within each category sorted by launch date where applicable. Live DKNG states sorted by DKNG launch date. Washington, DC and Puerto Rico are considered states for the purposes of this page.
(1) Indicates states that have legalized sports betting in some form.
(2) Indicates states that have legalized online sports betting.
(3) Indicates states that have legalized online sports betting, that are also currently live.
(4) Indicates states with legalized iGaming. Nevada has online poker only.
(5) In New Mexico, Washington, Wisconsin, and North Dakota, sports betting is limited to provision by Native American tribes.

| 10

Extrapolating based on NJ assuming no growth going forward, the Canadian OSB and iGaming TAM is between $6B and $9B

Estimated Canadian Online Sports Betting and iGaming Gross Revenue



Population Method(1)
GDP Method(2)
$3B
$2B
$6B
$4B
OSB
iGaming

- There was significant legislative momentum in Canada on both the federal and provincial level in 2021
- Federal legislation passed to legalize single event sports wagering in early 2021
- Ontario's provincial government has announced that regulated OSB and iGaming will launch in April 2022

Source: U.S. Census Bureau; New Jersey Division of Gaming Enforcement; Statistics Canada; U.S. Bureau of Economic Analysis; World Bank
Note: Per Statistics Canada, the Canadian adult population is projected to be 31 million in 2023. All Canadian TAMs are calculated using this 2023E population figure.
(1) Population method applies NJ 2023E Gross Revenue per adult of $107 and $197 for OSB and iGaming, respectively, to the 2023E Canadian population.
(2) GDP method adjusts the TAM extrapolation for NJ's GDP per adult relative to Canada's GDP per adult. Specifically, Canada's GDP per adult is 0.66x NJ's GDP per adult, implying a Gross Revenue per adult of $70 and $129 for OSB and iGaming, respectively.

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| 12 U.S. OSB AND IGAMING SHARE

| 13 There are several intricacies when assessing state - reported share by operator State Reported Share Considerations State reports have a wide range of transparency; 4 of our 17 states provide operator - specific net revenue, 5 provide operator - specific handle and GGR, and 8 do not provide operator - specific metrics 1 Some states report with cash accounting and others accrual accounting, which can impact monthly results 2 Promotion types are accounted for differently on a state - by - state basis; state specific accounting of certain promotions can obfuscate operator - level GGR 3 “Total share” can be defined differently; we define total share as all states that have legalized OSB and iGaming since the repeal of PASPA 4

We provide an example to illustrate how an operator's mix of promotions may significantly impact state-reported gross revenue share

Example assumptions: Two operators; each with 50% handle share, 4% of handle driven by promotions; one utilizes only free bets (typically recognized at a hold rate of approximately 45%), while the other only utilizes profit and odds boosts; same skilled players for each operator (assume a hold rate of 7% on cash wagers)

Illustrative Example: Operator Using Only Free Bets
($ in millions)



Handle Driven By Promotions
$2.0
$48.0
Handle
~65% GGR Share
$4.3
$2.3
Gross Revenue
GAAP Net Revenue

Illustrative Example: Operator Using Only Profit and Odds Boosts
($ in millions)



Handle Driven By Promotions
$2.0
$48.0
Handle
~35% GGR Share
$2.3
$2.3
Gross Revenue
GAAP Net Revenue

| 14

There are three methodologies to consider when evaluating U.S. share

Methodology 1 (Total U.S.)

- **Total U.S. share:** Measures an operator's ability to get live and capture share across all states
- DraftKings' **Q4 results** below



28%
24%
19%(1)
OSB Handle
OSB GGR
iGaming GGR

Methodology 2 (Total U.S., Since PASPA Repeal)

- **Total U.S. share, excluding Nevada:** Measures an operator's ability to get live and capture share in states that have launched since the repeal of PASPA
- DraftKings' **Q4 results** below



32%
25%
19%(2)
OSB Handle
OSB GGR
iGaming GGR

Methodology 3 (States Only Where the Operator is Live)

- **Total share in states an operator is live:** Measures an operator's ability to capture share in only the states where it is live
- DraftKings' **Q4 results** below



32%
25%
19%(3)
OSB Handle
OSB GGR
iGaming GGR

Source: State Gaming Reports and DraftKings internal data

Notes: Gross revenue as calculated pursuant to each state's definition; no adjustments were made to this state data; iGaming share calculations include poker revenue.

(1) DraftKings' iGaming share does not include contribution from GNOG, as any contribution would be dependent on the close of our previously announced acquisition. GNOG's share was 4% of GGR using this methodology.

(2) DraftKings' iGaming share does not include contribution from GNOG, as any contribution would be dependent on the close of our previously announced acquisition. GNOG's share was 4% of GGR using this methodology.

(3) DraftKings' iGaming share does not include contribution from GNOG, as any contribution would be dependent on the close of our previously announced acquisition. GNOG's share was 6% of GGR using this methodology.

| 15

| 16 DraftKings and two other operators typically account for 80%+ of each state’s OSB GGR 8 13 1 12 1 6 8 14 2 3 Number of Operators Q4 2021 OSB GGR Share (% of GGR) 21 17 25 11 11 Source: State Gaming Reports; Eilers & Krejcik Gaming Note: Number of operators as of December 31, 2021. 78% 86% 81% 100% 80% 100% 73% 82% 85% 91% 81% 89% 100% 77% 100% 22% 15% 19% 20% 27% 18% 15% 9% 20% 11% 23% NJ WV IN OR PA NH IA CO IL TN MI VA WY AZ CT Top 3 Market Share Operators Other Operators Population Weighted Average = 84% Top 3 Operators

| 17 Number of Live States by Operator DraftKings is in more states than any other OSB operator Source: DraftKings Internal Analysis Note: Does not include operators who are only live in 1 state. 36% Live % U.S. Population 27% 34% 34% 30% 32% 25% 23% 18% 14% 17 States 15 States 14 States 14 States 13 States 12 States 10 States 9 States 7 States 6 States 5 States 4 States 3 States 2 States Operator #2 Operator #3 Operator #4 Operator #5 Operator #6 Operator #7 Operator #8 Operator #9 Operator #10 Operator #11-#12 Operator #13-#15 Operator #16-#17 Operator #18-#23

9 keys to our unique and sustainable differentiation

1	**Trusted Brand**	Preferred real money gaming brand among U.S. consumers
2	**Daily Fantasy User Database**	~6M all-time paid users, 10+ years of data creates meaningful head start for acquisition
3	**Our Marketing Machine**	Tech driven platform drives optimization based on player specific LTV
4	**Product Innovation & User Centricity**	Outpacing competition with mobile products maximizing engagement
5	**Vertical Integration**	Pure focus on creating unique products for U.S. sports fan powered on in-house platform
6	**Single Wallet Across Products**	Seamless experience across states & DKNG products
7	**Geographic Flexibility & Velocity**	Tech built for DFS is leveraged to rapidly enter new Sportsbook states
8	**Scalable Regulatory Platform**	Stable, secure platform ensures responsible gaming, data privacy and security
9	**Data Science Powerhouse**	Personalization, automation fueled by robust user level analytics

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| 19 We have made significant progress across product roadmap priorities with exciting new developments to come C Control DraftKings will control its own destiny across every consumer product it operates by owning and operating all of its own core technology C Content DraftKings will offer the broadest possible suite of content across any real - money - gaming platform in the U.S. DraftKings will create an integrated ecosystem of consumer experiences, powered by proprietary data & marketing tech C Connectivity Our Roadmap: The 4 C’s of DraftKings’ Consumer Product Strategy C DraftKings will create a fun, exciting and personalized experience by creating products that anticipate and respond to our customers’ behaviors Customer Experience

iGaming is a great example of how we have been able to differentiate from our competition when we own our technology platform

DraftKings iGaming: Areas Of Historical and Future Investment

27
New titles from DK Studio in 2021; now 51 DK Games total



~60% Handle
From DK Home-Grown Games in 2021


BLACKJACK PAYS 3 to 2
INSURANCE PAYS 2 to 1
$1990

90k+
Distinct Users Have Played DK Rocket[1]


3.865
Balance: $1999

Source: Internal DraftKings data
(1) DraftKings launched DK Rocket in September 2021.

| 20

| 21 Following the completion of our migration, we shifted focus to invest heavily in content expansion for our OSB product Same Game Parlay NFL Player Props In - Game Micro - Markets

| 22 2022 will be a year of innovation for our OSB product; social functionality is one way we will differentiate from competition and drive long - term retention Friends Dashboard Spectator Mode Bet Groups Popular/Friends Bet Feed

Based on conservative end of TAM ranges, DraftKings is on track to achieve $6.7B to $9.5B North American OSB and iGaming gross revenue at maturity

DraftKings Online Sports Betting

$26B Implied Total U.S. TAM[1]	×	**65%** of U.S. Population with Legalized OSB[2]	×	**20-30%** DraftKings' OSB Share	=	**$3.4-5.1B** in Gross OSB Revenue

DraftKings iGaming

$48B Implied Total U.S. TAM[3]	×	**30%** of U.S. Population with Legalized iGaming[4]	×	**20-25%** DraftKings' iGaming Share[5]	=	**$2.9-3.6B** in Gross iGaming Revenue

DraftKings Canada

$6B Implied Total Canadian TAM[5]	×	**64%** of Canada Population with Legalized OSB and iGaming	×	**10-20%** DraftKings' Canada Share	=	**$400-800mm** in Gross OSB and iGaming Revenue

DKNG Q4 GGR shares of 25% and 19%[6] for OSB and iGaming, respectively

DraftKings' OSB and iGaming Gross Revenue

$6.7-9.5B

Source: NJ Department of Gaming Enforcement; U.S. Census Bureau; U.S. Bureau of Economic Analysis
(1) Based on GDP method extrapolation on page 6.
(2) OSB is legalized in states representing 44% of the U.S. population today.
(3) Based on GDP method extrapolation on page 8.
(4) iGaming is legalized in states representing 13% of the U.S. population today.
(5) Based on GDP method extrapolation on page 11.
(6) iGaming share calculation includes poker revenue. iGaming share does not include contribution from Golden Nugget Online Gaming, Inc. ("GNOG") as any contribution would be dependent on the close of our previously announced acquisition. GNOG's Q4 iGaming share was 4% of GGR.

| 23

| 24 UNIT ECONOMICS

Clear path to profitability based on customer payback periods and state-level economics; multiple proof points achieved already

Customer Cohort Economics

We invest in acquiring players with goal of 2-3 year gross profit payback

What This Means

- We invest to acquire a player based on **2 to 3 year gross profit** being at least as much as what we spent to acquire the customer
- The gross profit from that player is the **net revenue per player (net of promotions) and the gross margin** on that revenue
- Gross margin **improves over time as promotional intensity declines**, and we make operational improvements to our COGS

Proof Points

- Year 1, Year 2, and Year 3 customer retention were **83%, 88%, and 96%**, respectively
- Year 1 to Year 2 and Year 2 to Year 3 revenue retention were **122% and 143%**, respectively
- Year 1 to Year 2 and Year 1 to Year 3 revenue per retained player have increased **39% and 49%**, respectively
- MUPs and ARPMUP disclosure proves less than **3 year payback periods**

State Level Economics

As customer cohorts "stack," a state turns contribution profit positive after 2-3 years

What This Means

- A state is unprofitable in its early years as we **invest to acquire players**
- In later years, revenue and gross profit from earlier cohorts "stack" on top of each other, and **advertising spend in that state declines** as there are fewer untapped players within a state that have not joined already
- As customer and revenue retention rates persist, states generate **substantially more profit in out years**
- The state launch "J Curve" has changed as **customer acquisition has accelerated** in newly launched states

Proof Points

- NJ generated **$68 million of contribution profit** in FY 2021
- We had **5 states that had positive contribution profit** in FY 2021
- We anticipate **5 more states will be contribution profit** positive in FY 2022
- **More OSB customers per adult were acquired in AZ over its first two quarters than in NJ over its first eight quarters**; informs economic model for new states

Enterprise Economics

As contribution profit positive states "stack", the company will turn profitable

What This Means

- When the **contribution profit from more mature states exceeds the contribution profit from states** that are still in investment phase, cumulative contribution profit will be **positive**
- **Our cost structure is right sized for growth.** As scale is achieved, the gap between our absolute revenue growth and our absolute fixed cost growth will naturally widen resulting in operating leverage

Proof Points

- We will be **contribution profit positive for FY 2022** including all states where we are currently live
- If we had not launched any additional states after year end 2021, we expect that DraftKings would have been able to achieve **EBITDA profitability in Q4 of 2022**
- Based on all of the states we are currently in, and if legalization trends remain consistent with prior years, we would expect to be **EBITDA positive in Q4 of FY 2023**

| 25

| 26 Gross profit payback period for a customer cohort is the number of years required for gross profit to exceed customer acquisition investment Cohort Gross Profit Calculations Gross Profit Year 1 Customer Cohort Economics State Level Economics Enterprise Economics Year 1 Net Revenue Year 1 Gross Margin % Gross Profit Year 2 Year 2 Net Revenue Year 2 Gross Margin % Gross Profit Year 3 Year 3 Net Revenue Year 3 Gross Margin % (1) Year 1 gross margin approximately 35%. (2) For cohorts with less than one year of data, Year 2 Net Revenue defined as Year 1 Net Revenue * Year 1 to Year 2 Revenue Rete nti on Rate. (3) Year 2 gross margin approximately 45%. (4) For cohorts with less than two years of data, Year 3 Net Revenue defined as Year 2 Net Revenue * Year 2 to Year 3 Revenue Ret ent ion Rate. (5) Year 3 gross margin approximately 50%. Cohort Gross Profit Payback Definition Cohort Acquisition Spend Cumulative Cohort Gross Profit After n Years Cohort Payback Period of n (1) (3) (5) (2) (4) Zero

| 27 83% 88% 96% Year 1 Year 2 Year 3 100% 122% 143% Year 1 Year 2 Revenue Indexed to Year 1 Year 3 Revenue Indexed to Year 2 >80% customer retention and >120% revenue retention year over year; revenue from retained customers more than doubles from Year 1 to Year 3 • As of FY 2021, we have 90 quarterly cohorts across 14 states (3) since launch of OSB in Q3 2018 • 41 of 90 cohorts have four or more consecutive full quarters of OSB and/or iGaming retention data • 30 of the 41 cohorts have between four and seven consecutive full quarters of OSB and/or iGaming data (“One Year Cohorts”), a llo wing us to measure Year 1 customer retention • Nine of the 41 cohorts have between eight and eleven consecutive full quarters of OSB and/or iGaming data (“Two Year Cohorts” ), allowing us to measure Year 1 (4) customer retention, Year 2 (5) customer retention, and Year 1 to Year 2 revenue retention • Two of the 41 cohorts have twelve or more full quarters of OSB and/or iGaming data (“Three Year Cohorts”), allowing us to mea sur e Year 1 (4) customer retention, Year 2 (5) customer retention, Year 3 (6) customer retention, Year 1 to Year 2 revenue retention, and Year 2 to Year 3 revenue retention • Applying our experience with DFS cohorts to OSB and iGaming cohorts, customer retention is likely to increase every year and fla tten out at ~100% Note: For further details on the definitions of customer retention and revenue retention and on the specific cohorts included in the analysis, refer to page 49 in the appendix of this presentation. (1) Includes OSB and iGaming customers for the 41 cohorts with four or more consecutive quarters of OSB and/or iGaming data. (2) Includes OSB and iGaming net revenue for the eleven cohorts with eight full quarters of OSB and/or iGaming data. (3) Excludes Oregon B2B. DraftKings Sportsbook replaced the Scoreboard app on January 18, 2022. (4) Year 1 is defined as the first 4 full quarters following a cohort’s acquisition quarter. For example, Year 1 is Q1 2019 to Q4 20 19 for a customer acquired in Q4 2018. (5) Year 2 is defined as the 4 full quarters following a cohort’s Year 1. For example, Year 2 is Q1 2020 to Q4 2020 for a custome r a cquired in Q4 2018. (6) Year 3 is defined as the 4 full quarters following a cohort’s Year 2. For example, Year 3 is Q1 2021 to Q4 2021 for a custome r a cquired in Q4 2018. Our customer retention improves every year of a cohort. These cohorts achieve >100% revenue retention year over year as retai ned customers increase their spend on our platform (N = 41) (N = 11) OSB and iGaming: Total Customer Retention (1) OSB and iGaming: Total Revenue Retention (2) (N = 2) (N = 11) (N = 2) 39% Net Revenue Per Retained User Growth (vs. Prior Year) 49% Customer Cohort Economics State Level Economics Enterprise Economics Cumulative Customer Retention 73% 70%

Cohort customer and revenue retention in OSB-only states is similar-to-better than customer and revenue retention in multi-product states

Customer Cohort Economics | State Level Economics | Enterprise Economics

OSB Only: Total Customer Retention[1]


Cumulative Customer Retention
88%
79%
90%
Year 1
(N = 20)
Year 2
(N = 2)

OSB Only: Total Revenue Retention[2]


Net Revenue Per Retained User Growth (vs. Prior Year)
100%
38%
124%
Year 1
(N = 2)
Year 2 Revenue Indexed to Year 1
(N = 2)

Our customer retention improves every year of a cohort. These cohorts achieve >100% revenue retention year over year as retained customers increase their spend on our platform

- As of FY 2021, we have 90 quarterly cohorts across 14 states[3] since launch of OSB in Q3 2018
- 20 of 90 cohorts are in OSB only states and have four or more consecutive full quarters of OSB retention data
- 18 of the 20 cohorts have between four and seven consecutive full quarters of OSB data ("One Year Cohorts"), allowing us to measure Year 1 customer retention
- Two of the 20 cohorts have between eight and eleven consecutive full quarters of OSB data ("Two Year Cohorts"), allowing us to measure Year 1[4] customer retention, Year 2[5] customer retention, and Year 1 to Year 2 revenue retention
- Applying our experience with DFS cohorts to OSB and iGaming cohorts, customer retention is likely to increase every year and flatten out at ~100%

Note: For further details on the definitions of customer retention and revenue retention and on the specific cohorts included in the analysis, refer to page 49 in the appendix of this presentation.
(1) Includes OSB customers for the 20 cohorts with four or more consecutive quarters of OSB data.
(2) Includes OSB net revenue for the two cohorts with eight full quarters of OSB data.
(3) Excludes Oregon B2B. DraftKings Sportsbook replaced the Scoreboard app on January 18, 2022.
(4) Year 1 is defined as the first 4 full quarters following a cohort's acquisition quarter. For example, Year 1 is Q1 2019 to Q4 2019 for a customer acquired in Q4 2018.
(5) Year 2 is defined as the 4 full quarters following a cohort's Year 1. For example, Year 2 is Q1 2020 to Q4 2020 for a customer acquired in Q4 2018.

| 28

| 29 Our strong retention is driven by acquiring quality customers, putting the customer first, cross selling, and continuous product improvement • Acquiring the right customers: Targeting high - quality customers is the first step in strong cohort performance • Always putting the customer first: Customer centricity in everything we do drives best - in - class customer experience and customer service • Cross selling: Data science and CRM drives frequency of play, player activation, and engagement across new products • Driving continuous product innovation: Continuous iteration and improvement of products gives our customers more ways to play Retention Flywheel Customer Cohort Economics State Level Economics Enterprise Economics

| 30 Gross margin leverage for a cohort is achieved over time due to promotional spend decreasing, economies of scale, and operational initiatives Customer Cohort Economics State Level Economics Enterprise Economics Cohort Level Gross Margin Improvement Many of our variable costs are tied to gross revenue, not net revenue; therefore, as promotional rates decrease, gross margin increases 1 Given that new customer promotions are richer than existing customer promotions, promotions as a percentage of GGR naturally decrease as we shift from acquisition investments to retention and cross - sell investments 2 As we continue to grow revenue and deposit volume, certain variable costs decrease as a percentage of revenue due to pricing tiers that result in volume discounts 3 Continuous focus on operational initiatives around platform costs, processing fees, and revenue share drives margin increase across all cohorts 4

| 31 Our financial disclosures provide sufficient information to validate our payback periods on an LTM basis LTM MUPs Current Period LTM MUPs Prior Period LTM Acquired Paid New Actives LTM Acquired Paid New Actives Calculation Customer Acquisition Cost Calculation Player Retention Rate Months Played Per Average Player Customer Acquisition Cost Gross Profit Payback Periods Acquisition Marketing Spend Acquired Paid New Actives Customer Acquisition Cost Customer Cohort Economics State Level Economics Enterprise Economics Note: See page 46 for example calculations for each LTM period in FY 2021. (1) Over the last four LTM periods, our variable acquisition marketing spend was 77% to 81% of our total marketing spend and on a ver age 79%. We expect this percentage to be in the low 70s in 2022 and going forward as we invest in fixed S&M and mix into more ef ficient national media spend. (1) Approximate Payback Period (In Years) LTM ARPMUP Months Played Per Average Player LTM Gross Margin 12 Months Per Year

| 32 Using the previously outlined methodology, we can prove out sub three - year payback periods 2.8 Years 2.2 Years 2.5 Years 2.5 Years LTM Q1 2021 LTM Q2 2021 LTM Q3 2021 LTM Q4 2021 Payback Periods by Acquisition Period Based on Actual Results (Number of Years) LTM MUPs (Current Period) 1,089k 1,296k 1,376k 1,494k LTM MUPs (Prior Period) 709k 669k 769k 883k LTM ARPMUP $56 $61 $62 $67 LTM Gross Margin 53% 51% 48% 47% Customer Cohort Economics State Level Economics Enterprise Economics Note: Payback periods are calculated applying an 83% customer retention rate (see page 27 for reference) and assuming acquisi tio n marketing spend to be 79% of total marketing spend. Over the last four LTM periods, our variable acquisition marketing spen d w as 77% to 81% of our total marketing spend and on average was 79%. We expect this percentage to be in the low 70s in 2022 and going forward as we invest in fixed S&M and mix into more efficient national media spend.

| 33 The result of strong payback periods is that states turn positive after two to three years DKNG State Launch and Profitability by State Customer Cohort Economics State Level Economics Enterprise Economics State 2018 2019 2020 2021 2022E % Pop NJ Q3 2018 Launch Profitable 2.7 % WV Q3 2019 Launch Profitable 0.5 % IN Q4 2019 Launch Profitable 2.1 % PA Q4 2019 Launch Expected Profitable 3.9 % NH Q4 2019 Launch Profitable 0.4 % IA Q1 2020 Launch Expected Profitable 1.0 % CO Q2 2020 Launch Expected Profitable 1.8 % IL Q3 2020 Launch Profitable 3.9 % TN Q4 2020 Launch 2.1 % MI Q1 2021 Launch 3.0 % VA Q1 2021 Launch 2.6 % WY Q3 2021 Launch 0.2 % AZ Q3 2021 Launch 2.2 % CT Q4 2021 Launch Expected Profitable 1.1 % NY Q1 2022 Launch 5.9 % LA Q1 2022 Launch 1.4 % OR Q1 2022 Launch Expected Profitable 1.3 % Note: Does not include DFS or retail businesses. “Profitable” relates to contribution profit, which is a non - GAAP metric defined as gross profit less external marketing.

| 34 $21 $85 $153 $239 ($10) ($5) $8 $68 Launch Year (2018 A) Year 1 (2019 A) Year 2 (2020 A) Year 3 (2021 A) Net Revenue Contribution Profit NJ was highly profitable in its third full year; expect profitability to continue to ramp quickly in 2022 Note: Does not include DFS or retail businesses. Contribution profit is a non - GAAP metric that reflects gross profit less extern al marketing. NGR and Contribution Profit – New Jersey ($ in millions) Customer Cohort Economics State Level Economics Enterprise Economics Contribution Margin 28% (48)% (6)% 5%

Increased sales and marketing spend due to unprecedented number of new players at a historically lower cost per acquired player

Customer Cohort Economics | State Level Economics | Enterprise Economics

Acquired and Cumulative Gaming Customers Over Time



Acquired Gaming Customers(1)
Cumulative Gaming Customers(2)
1
2
3
4
5
6
7
8
Aug-18
Oct-18
Dec-18
Feb-19
Apr-19
Jun-19
Aug-19
Oct-19
Dec-19
Feb-20
Apr-20
Jun-20
Aug-20
Oct-20
Dec-20
Feb-21
Apr-21
Jun-21
Aug-21
Oct-21
Dec-21

Select State Launch Commentary

1. DKNG launches NJ OSB in August 2018 and NJ iGaming in December 2018
2. DKNG launches WV OSB in August 2019
3. DKNG launches IN OSB and PA OSB in October 2019 and November 2019, respectively
4. DKNG launches IL OSB in August 2020; start of first full NFL season for OSB states representing ~13% of the U.S. population (i.e., IN, PA, NH, IA, CO, and IL)
5. DKNG launches TN OSB in November 2020
6. DKNG launches MI OSB and iGaming and VA OSB in January 2021
7. DKNG launches WY OSB and AZ OSB in September 2021; start of first full NFL season for OSB states representing ~10% of the U.S. population (i.e., TN, MI, VA, AZ, and WY)
8. DKNG launches CT OSB and iGaming in October 2021

Note: Acquired gaming customers and cumulative gaming customers do not have the same Y axis scale.
(1) First time DraftKings OSB and/or iGaming players acquired in each month.
(2) Cumulative DraftKings OSB and/or iGaming players since OSB launch in August 2018.

| 35

We are acquiring customers much faster than before; more OSB customers per adult acquired in AZ over two quarters than in NJ over eight quarters

Customer Cohort Economics | State Level Economics | Enterprise Economics

Cumulative Acquired OSB Customers Per Adult[1] Over Time



NJ (Actuals)[2]
AZ (Actuals)[3]
We acquired ~3.5% of AZ's adult population in our first two quarters with OSB, compared to ~1.3% in our first two quarters with OSB in NJ
Increased marketing spend vs. original state launch playbook at lower CPA
First Quarter
Second Quarter
Third Quarter
Fourth Quarter
Fifth Quarter
Sixth Quarter
Seventh Quarter
Eighth Quarter

(1) Cumulative acquired OSB players per adult defined as distinct DraftKings users who played OSB in each respective state divided by the adult population in that state.
(2) Cumulative DraftKings OSB players per adult acquired in New Jersey; note New Jersey represents 2.7% of the U.S. adult population.
(3) Cumulative DraftKings OSB players per adult acquired in Arizona; note Arizona represents 2.2% of the U.S. adult population.

| 36

| 37 Already Contribution Profit Positive Not Yet Contribution Profit Positive Cumulative Contribution Profit Already Contribution Profit Positive Not Yet Contribution Profit Positive Cumulative Contribution Profit Contribution profit turns positive as we shift from focusing on customer acquisition to customer retention and realize operating leverage in more mature states Negative FY 2021 contribution profit was predominantly due to investing in customer acquisition for states that launched in 2021 or early 2022 If no new states launch for the rest of FY 2022, we expect to be contribution profit positive this year Customer Cohort Economics State Level Economics Enterprise Economics (1) Includes contribution profit from across the B2C platform. FY 2021 Contribution Profit Build FY 2022 Contribution Profit Build (1) (1) (1) (1)

| 38 ENTERPRISE ECONOMICS

Expected gross margin rate has come down by ~200bps primarily due to NY

Illustrative State Level Unit Economics (Expected Year 5), Blended OSB and iGaming Average[(1)]
(% of Net Revenue)


100%
(27)%
(5)%
(8)%
(4)%
56%
Net Revenue
Taxes
Platform
Processing
Revenue Share
Gross Margin

Taxes	Platform	Processing	Revenue Share
Most states acting rationally with tax rates to maximize tax revenues and enable competitive offerings versus the illegal offshore market	Migration to in-house bet engine complete Continue to move to in-house games that improve GM%	Initiatives underway to improve payment processor mix, renegotiate rates, and decrease deposit to withdrawal ratio	Ability to renegotiate with existing skin providers Strong and mutually beneficial relationships with skin providers

Note: Cost buckets represent expected year 5 population weighted average across our 18 multi-operator states and provinces with legalized OSB or iGaming. Excludes any contribution from DFS which has ~80% gross margin. Including DFS, expected gross margin for the enterprise is ~58%.
(1) Includes 18 multi-operator OSB states and provinces and 6 multi-operator iGaming states and provinces. Taking an average across these states appropriately reflects that we will likely be live in more OSB states than OSB and iGaming states at maturity. States included in build are the following: NJ (OSB and iGaming), CO, IL, IN, IA, PA (OSB and iGaming), WV (OSB and iGaming), TN, MI (OSB and iGaming), VA, WY, AZ, LA, OH, MD, ON (OSB and iGaming), NY, and CT (OSB and iGaming).

| 39

| 40 Long - term external marketing scale will be achieved through decreasing customer acquisition spend and optimizing our CACs Long - Term External Marketing Spend External marketing is primarily a product of customer acquisition in newly launched OSB and iGaming states and provinces 1 Applying current CACs to assumed annual customer acquisition at maturity accounts for more than 90% of the decrease from current external marketing spend to long - term external marketing spend 2 The remaining decrease in spend is due to optimizing CACs; optimization is due to a variety of factors, the most notable being mix shift into more efficient national advertising from local advertising 3

| 41 Expected long - term SG&A will comfortably be in the mid - to - high teens as a percentage of net revenue Long - Term SG&A Short - term cost growth due to unique North American online gaming industry dynamics; pulled forward staffing to launch states and be competitive with at scale global peers 1 Expect to see a meaningful slowdown in SG&A growth starting in 2023 2 Most of our SG&A costs do not require growth as we expand into newly launched states and provinces 3 SG&A as a percentage of net revenue for at scale online gaming players is typically in the mid teens 4

| 42 $ 0.4 $ 3.3 $ 2.5 $ 0.4 $ 0.1 $ 6.7 $ 3.9 $ 3.2 $ 2.1 Net Revenue COGS Gross Profit External Marketing Contribution Profit SG&A Adjusted EBITDA $(2.8) $(0.7) $(1.1) Increasing long - term Adjusted EBITDA estimate to $2.1B before GNOG synergies, Marketplace, Media, and any other new initiatives • Assumes 65% of U.S. population has live OSB and 30% of U.S. population has live iGaming, and then rolls forward 5 years to “m atu rity” • Assumes DKNG has 25% and 22.5% share in U.S. OSB and U.S. iGaming, respectively • Assumes 64% of Canada population legalizes OSB and iGaming and DKNG achieves 15% share across OSB and iGaming • Does not include any revenue or costs associated with GNOG synergies, Marketplace, Media, and any other new initiatives Notes: Does not include $300mm in projected long - term EBITDA synergies from the announced acquisition of GNOG. ~$200mm of the pr ojected synergies are attributable to GNOG revenue uplift (improved marketing and CRM efficacy) and gross margin rate improve men t (GNOG migrating to the DKNG technology platform). The remaining ~$100mm of projected synergies are predominantly external marketing and some SG& A s avings. Achievement of any projected synergies is subject to the closing of the previously announced acquisition of GNOG. (1) Includes B2B and retail revenue streams. (2) Assumes 64% of Canadian population has access to legalized OSB and iGaming with DraftKings achieving 15% share. Net of promot ion al allowances (22% of gross revenues). (3) Assumes 30% of U.S. population has access to legalized iGaming with DraftKings achieving 22.5% share. Net of promotional allo wan ces (22% of gross revenues). (4) Assumes 65% of U.S. population has access to legalized sports betting with DraftKings achieving 25% share. Net of promotional al lowances (22% of gross revenues). (5) Based on bottoms up build from internal management plan and analysis of fixed vs. variable vs. semi - variable cost centers. SG&A includes compensation and non - compensation costs for Sales & Marketing, Product & Technology, and G&A expenses. DFS Online Sports Book (4) iGaming (3) Other (1) At 30% of U.S. Population Legalized At 65% of U.S. Population Legalized (5) ($ in billions) Canada (2) At 64% of Canada Population Legalized

| 43 MARKETPLACE

DKNG has had early success with its NFT marketplace and has a clear right to play in the space based on customer overlap; early innings of industry show massive TAM potential

DraftKings Marketplace Overview

115k
Unique Marketplace Customers in 5 Months[1]

~20% Cross Sell
Of Customers Acquired on Marketplace to DFS, OSB, iGaming

40%+
DKNG Customers Bought Crypto or NFTs in Last Twelve Months[2]

All drops (110)
Sold out in 2021

Launching
Gamified NFT Collaboration with NFLPA

6.6x more likely
@DraftKings Followers to Tweet About NFTs Versus Average U.S. Twitter User[3]

LTM NFT Secondary Sales and Monthly Unique Buyers[4]
($ in millions)


Monthly Unique Buyers[5]
23k
$86
Jan-21
50k
$449
Feb-21
103k
$835
Mar-21
163k
$1,089
Apr-21
226k
$1,377
May-21
282k
$1,700
Jun-21
369k
$2,829
Jul-21
490k
$7,320
Aug-21
610k
$10,536
Sep-21
762k
$13,386
Oct-21
932k
$16,097
Nov-21
1081k
$18,605
Dec-21

Source: Internal DraftKings data and Cryptoslam.io
(1) DraftKings Marketplace launched in August 2021.
(2) Internal DraftKings CRM Database Analysis (online survey fielded June 21 to July 6, 2021, prior to DraftKings Marketplace launch). Current DraftKings Players Active in past 6 months, n=788. Q: Please indicate whether or not each of these describes you: I have bought cryptocurrency.
(3) Internal Twitter Lifestyle Analysis, June 2021.
(4) Calculated from transactions on all marketplaces tracked by CryptoSlam and only includes owner-to-owner sales (not initial sales from the product directly to the owners).
(5) Calculated as the average monthly unique buyers tracked by CryptoSlam over the LTM period.

| 44

| 45 APPENDIX

Financial disclosures and example payback period calculations

LTM Q4 2021		Months Played	New MUPS (k)	Implied New Actives (k)	Implied CAC ($)	ARPMUP ($)	Revenue / New Active ($)	GM%	GP ($) / New Paid Active	Payback Period
B2C Net Revenue ($ in mm)	$1,199	2	761	4,564	$161	$67	$134	47%	$63	2.5 Years
ARPMUP	$67	3	761	3,043	$241	$67	$201	47%	$95	2.5 Years
Enterprise GM%	47%	4	761	2,282	$322	$67	$267	47%	$127	2.5 Years
All-in Adj. Marketing Spend ($ in mm)	$929	5	761	1,826	$402	$67	$334	47%	$159	2.5 Years
79% of Marketing Spend ($ in mm)	$734	6	761	1,521	$482	$67	$401	47%	$190	2.5 Years
LTM Q4 2020 MUPs (k)	883	7	761	1,304	$563	$67	$468	47%	$222	2.5 Years
LTM Q4 2021 MUPs (k)	1,494	8	761	1,141	$643	$67	$535	47%	$254	2.5 Years
Net Adds (k)	611	9	761	1,014	$724	$67	$602	47%	$286	2.5 Years
Gross Adds @ 17% Churn (k)	761	10	761	913	$804	$67	$669	47%	$317	2.5 Years

LTM Q3 2021		Months Played	New MUPS (k)	Implied New Actives (k)	Implied CAC ($)	ARPMUP ($)	Revenue / New Active ($)	GM%	GP ($) / New Paid Active	Payback Period
B2C Net Revenue ($ in mm)	$1,031	2	737	4,424	$152	$62	$125	48%	$60	2.5 Years
ARPMUP	$62	3	737	2,949	$228	$62	$187	48%	$90	2.5 Years
Enterprise GM%	48%	4	737	2,212	$304	$62	$250	48%	$121	2.5 Years
All-in Adj. Marketing Spend ($ in mm)	$850	5	737	1,770	$379	$62	$312	48%	$151	2.5 Years
79% of Marketing Spend ($ in mm)	$672	6	737	1,475	$455	$62	$375	48%	$181	2.5 Years
LTM Q3 2020 MUPs (k)	769	7	737	1,264	$531	$62	$437	48%	$211	2.5 Years
LTM Q3 2021 MUPs (k)	1,376	8	737	1,106	$607	$62	$500	48%	$241	2.5 Years
Net Adds (k)	607	9	737	983	$683	$62	$562	48%	$271	2.5 Years
Gross Adds @ 17% Churn (k)	737	10	737	885	$759	$62	$624	48%	$302	2.5 Years

LTM Q2 2021		Months Played	New MUPS (k)	Implied New Actives (k)	Implied CAC ($)	ARPMUP ($)	Revenue / New Active ($)	GM%	GP ($) / New Paid Active	Payback Period
B2C Net Revenue ($ in mm)	$945	2	741	4,443	$134	$61	$122	51%	$62	2.2 Years
ARPMUP	$61	3	741	2,962	$201	$61	$182	51%	$93	2.2 Years
Enterprise GM%	51%	4	741	2,222	$267	$61	$243	51%	$124	2.2 Years
All-in Adj. Marketing Spend ($ in mm)	$752	5	741	1,777	$334	$61	$304	51%	$155	2.2 Years
79% of Marketing Spend ($ in mm)	$594	6	741	1,481	$401	$61	$365	51%	$186	2.2 Years
LTM Q2 2020 MUPs (k)	669	7	741	1,270	$468	$61	$426	51%	$217	2.2 Years
LTM Q2 2021 MUPs (k)	1,296	8	741	1,111	$535	$61	$486	51%	$248	2.2 Years
Net Adds (k)	627	9	741	987	$602	$61	$547	51%	$279	2.2 Years
Gross Adds @ 17% Churn (k)	741	10	741	889	$669	$61	$608	51%	$310	2.2 Years

LTM Q1 2021		Months Played	New MUPS (k)	Implied New Actives (k)	Implied CAC ($)	ARPMUP ($)	Revenue / New Active ($)	GM%	GP ($) / New Paid Active	Payback Period
B2C Net Revenue ($ in mm)	$731	2.0	500	3,002	$168	$56	$112	53%	$59	2.8 Years
ARPMUP	$56	3.0	500	2,001	$252	$56	$168	53%	$89	2.8 Years
Enterprise GM%	53%	4.0	500	1,501	$336	$56	$224	53%	$119	2.8 Years
All-in Adj. Marketing Spend ($ in mm)	$638	5.0	500	1,201	$420	$56	$280	53%	$149	2.8 Years
79% of Marketing Spend ($ in mm)	$504	6.0	500	1,001	$504	$56	$336	53%	$178	2.8 Years
LTM Q1 2020 MUPs (k)	709	7.0	500	858	$588	$56	$392	53%	$208	2.8 Years
LTM Q1 2021 MUPs (k)	1,089	8.0	500	750	$672	$56	$448	53%	$238	2.8 Years
Net Adds (k)	380	9.0	500	667	$756	$56	$504	53%	$267	2.8 Years
Gross Adds @ 17% Churn (k)	500	10.0	500	600	$840	$56	$560	53%	$297	2.8 Years

Notes: Includes all B2C revenue from OSB, iGaming, DFS, and other. Implied new actives (k) = (12 / Months played) * New MUPs (k).

| 46

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

FY 2020 to FY 2021 Operating Expenses Reconciliation
($ in millions)

		31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20
GAAP Operating Expenses									
Cost of Revenue		$253	$171	$187	$183	$159	$97	$47	$43
Sales and Marketing		$278	$304	$171	$229	$192	$203	$46	$54
General and Administrative		$241	$220	$199	$169	$173	$127	$107[1]	$39[1]
Product and Technology		$70	$65	$63	$56	$66	$54	$31	$18
Total GAAP Operating Expenses		**$842**	**$759**	**$619**	**$637**	**$591**	**$481**	**$231**	**$155**
Pro-Forma Operating Expense Adjustments									
Cost of Revenue								$6	$25
Sales and Marketing								$1	$4
General and Administrative								$9	$5
Product and Technology								$6	$12
Total Pro-Forma Operating Expense Adjustments								**$22**	**$46**
Non-GAAP Operating Expense Adjustments									
Cost of Revenue	(a)	($1)	($2)	($1)	($1)	($1)	($0)	($0)	
	(b)	($20)	($20)	($21)	($19)	($18)	($19)	($18)	($18)
	(d)	($9)	($7)	($7)	($7)	($6)	($6)	($4)	($4)
Sales and Marketing	(a)	($15)	($14)	($14)	($9)	($7)	($12)	($3)	($0)
	(d)	($0)	($0)	($0)	($0)	($0)	($0)	($0)	($0)
General and Administrative	(a)	($142)	($134)	($132)	($122)	($116)	($83)	($54)	($4)
	(c)	($10)	($4)	($8)	($3)	($2)	($4)	($25)[1]	($6)[1]
	(d)	($1)	($1)	($1)	($1)	($1)	($1)	($1)	($1)
	(e)	($1)	($5)	($4)	($1)	($1)	($2)	($2)	($1)
	(f)	($13)	($18)	($13)	($2)	($1)	($2)	($3)	($0)
Product and Technology	(a)	($26)	($26)	($25)	($20)	($25)	($22)	($8)	($0)
	(d)	($1)	($1)	($1)	($1)	($2)	($1)	($1)	($1)
Total Non-GAAP Operating Expense Adjustments		**($241)**	**($233)**	**($226)**	**($186)**	**($180)**	**($151)**	**($119)**	**($35)**
Adjusted Pro-Forma Operating Expenses									
Cost of Revenue		$223	$142	$159	$157	$134	$72	$32	$47
Sales and Marketing		$263	$289	$157	$220	$184	$191	$43	$57
General and Administrative		$74	$58	$41	$41	$52	$36	$33	$33
Product and Technology		$42	$38	$36	$34	$39	$31	$27	$28
Total Adjusted Operating Expenses		**$601**	**$526**	**$393**	**$452**	**$410**	**$330**	**$135**	**$165**

(a) Stock-based compensation expense
(b) Amortization of acquired intangible assets
(c) Transaction expenses
(d) Depreciation & Amortization
(e) Litigation
(f) Other

Note: Numbers may not foot due to rounding.
(1) Pursuant to the principles of Article 11 of Regulation S-X, the transaction costs related to the Business Combination have been eliminated in calculating our Pro-Forma Operating Expenses in Proforma Adjusted EBITDA tables in our 10K for the twelve months ended December 31, 2020. These costs were approximately $31mm for the year ended December 31, 2020 and are included in our GAAP Operating Expenses on this page.

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| 48 Reconciliation of GAAP Operating Expenses to Non - GAAP Operating Expenses FY 2020 to FY 2021 EBITDA Build ($ in millions) 1Q20 2Q20 3Q20 4Q20 2020 1Q21 2Q21 3Q21 4Q21 2021 Net Revenue $113 $75 $133 $322 $644 $312 $298 $213 $473 $1,296 Cost of Revenue $47 $32 $72 $134 $285 $157 $159 $142 $223 $681 Gross Profit $66 $43 $61 $188 $359 $155 $139 $71 $250 $615 Memo: Gross Margin 59% 57% 46% 58% 56% 50% 47% 33% 53% 47% Sales and Marketing $57 $43 $191 $184 $475 $220 $157 $289 $263 $929 Product and Technology $28 $27 $31 $39 $125 $34 $36 $38 $42 $150 General and Administrative $33 $33 $36 $52 $154 $41 $41 $58 $74 $214 Adjusted EBITDA ($52) ($60) ($197) ($88) ($396) ($139) ($95) ($314) ($128) ($676) Note: Numbers may not foot due to rounding.

Detailed overview of methodology for cohort customer retention and revenue retention

Acquisition Quarter, Consecutive Full Quarters of Data

State	Acquired Cohort	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
NJ	Q3 2018	Acq.	1	2	3	4	5	6	7	8	9	10	11	12	13
	Q4 2019		Acq.	1	2	3	4	5	6	7	8	9	10	11	12
	Q1 2019			Acq.	1	2	3	4	5	6	7	8	9	10	11
	Q2 2019				Acq.	1	2	3	4	5	6	7	8	9	10
	Q3 2019					Acq.	1	2	3	4	5	6	7	8	9
	Q4 2019						Acq.	1	2	3	4	5	6	7	8
	Q1 2020							Acq.	1	2	3	4	5	6	7
	Q2 2020								Acq.	1	2	3	4	5	6
	Q3 2020									Acq.	1	2	3	4	5
	Q4 2020										Acq.	1	2	3	4
WV	Q3 2019					Acq.	1	2	3	4	5	6	7	8	9
	Q4 2019						Acq.	1	2	3	4	5	6	7	8
	Q1 2020							Acq.	1	2	3	4	5	6	7
	Q2 2020								Acq.	1	2	3	4	5	6
	Q3 2020									Acq.	1	2	3	4	5
	Q4 2020										Acq.	1	2	3	4
IN	Q4 2019						Acq.	1	2	3	4	5	6	7	8
	Q1 2020							Acq.	1	2	3	4	5	6	7
	Q2 2020								Acq.	1	2	3	4	5	6
	Q3 2020									Acq.	1	2	3	4	5
	Q4 2020										Acq.	1	2	3	4
PA	Q4 2019						Acq.	1	2	3	4	5	6	7	8
	Q1 2020							Acq.	1	2	3	4	5	6	7
	Q2 2020								Acq.	1	2	3	4	5	6
	Q3 2020									Acq.	1	2	3	4	5
	Q4 2020										Acq.	1	2	3	4
NH	Q4 2019						Acq.	1	2	3	4	5	6	7	8
	Q1 2020							Acq.	1	2	3	4	5	6	7
	Q2 2020								Acq.	1	2	3	4	5	6
	Q3 2020									Acq.	1	2	3	4	5
	Q4 2020										Acq.	1	2	3	4
IA	Q1 2020							Acq.	1	2	3	4	5	6	7
	Q2 2020								Acq.	1	2	3	4	5	6
	Q3 2020									Acq.	1	2	3	4	5
	Q4 2020										Acq.	1	2	3	4
CO	Q2 2020								Acq.	1	2	3	4	5	6
	Q3 2020									Acq.	1	2	3	4	5
	Q4 2020										Acq.	1	2	3	4
IL	Q3 2020									Acq.	1	2	3	4	5
	Q4 2020										Acq.	1	2	3	4
TN	Q4 2020										Acq.	1	2	3	4

- **Year 1** is defined as the first 4 full quarters following a cohort's acquisition quarter. For example, Year 1 is Q1 2019 to Q4 2019 for a customer acquired in Q4 2018.
- **Year 2** is defined as the 4 full quarters following a cohort's Year 1. For example, Year 2 is Q1 2020 to Q4 2020 for a customer acquired in Q4 2018.
- **Year 3** is defined as the 4 full quarters following a cohort's Year 2. For example, Year 2 would be Q1 2021 toQ4 2021 for a customer acquired in Q4 2018.
- **Customer retention** is defined as the percentage of the prior year's customers who return to play the following year
  - **Year 1 customer retention** is defined as the percent of the initial cohort that played again in the 4 quarters following the cohort's acquisition quarter
  - **Year 2 customer retention** is defined as the percent of the cohort that played in Year 1 that returned to play again in Year 2. Year 2 customer retention rates include customers who churned in Year 1 and re-activated in Year 2
  - **Year 3 customer retention** is defined as the percent of the cohort that played in Year 2 that returned to play again in Year 3. Year 3 customer retention rates include customers who churned in Year 1 or 2 and re-activated in Year 3
- **Revenue retention** is defined as a cohort's net revenue in a given year divided by the same cohort's net revenue in the previous year

One Year Cohorts

Two Year Cohorts

Three Year Cohorts

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| 50 Description States Method 1 Handle, GGR, and NGR are reported by operator PA, MI, AZ, and CT Method 2 Handle and GGR are reported by operator IN, NH, IL, NY, and OR Method 3 Handle and GGR are reported by license, which may be shared by multiple operators WV and IA Method 4 GGR is reported by license, which may be shared by multiple operators NJ Method 5 Only data for the total state is available CO, TN, VA, WY, and LA There are five OSB state reporting methods, each with differing levels of visibility Note: TN and VA have irregularly reported operator - specific results in the past. It is unclear if they will report operator - spec ific results in the future.